Exhibit 99.1

Additional Information: Thomas A. Bessant, Jr. (817) 335-1100	For Immediate Release

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Cash America Completes $300 Million Senior Notes Offering

and Extends and Amends Revolving Credit Facility

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Fort Worth, Texas, May 15, 2013 — Cash America International, Inc. (NYSE: CSH) today announced that it completed the private offering of $300 million of its 5.75% Senior Notes due 2018 (the “Notes”). The Notes were sold to qualified institutional buyers in accordance with Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). Cash America intends to use a portion of the net proceeds from the Notes to repay existing indebtedness, including outstanding balances under its domestic and multi-currency line of credit, and the remaining net proceeds for general corporate purposes. The Notes have not been registered under the Securities Act or any state securities laws.

Additionally, the Company announced that on May 10, 2013, it amended its Credit Agreement for its domestic and multi-currency line of credit (the “Revolving Credit Facility”) and its $50 million term loan. The Credit Agreement, provided through a group of commercial banks, was amended primarily to extend the maturity date for the Revolving Credit Facility and term loan from March 31, 2015 to March 31, 2018. Previously, the Credit Agreement was set to reduce the maximum credit available to the Company under the Revolving Credit Facility from $380 million to $280 million on May 29, 2013. The amendment accelerated the expiration of this $100 million incremental credit commitment to the amendment date, and the maximum available under the Revolving Credit Facility is now $280 million. The amendment also adds an accordion feature whereby the Revolving Credit Facility may be increased up to an additional $100 million at the request of Cash America, subject to the consent of any increasing lenders. The amendment to the Credit Agreement did not alter the existing pricing of borrowings or any of the financial covenants. Cash America expects to repay the entire outstanding balance under the Revolving Credit Facility, approximately $202 million as of May 14, 2013, with a portion of the net proceeds of the Notes. The term loan portion of the Credit Agreement, originally $50 million, will remain outstanding with a current balance of approximately $39.6 million as of May 14, 2013.

Commenting on the transactions, Daniel R. Feehan, Chief Executive Officer of Cash America International, Inc. said, “Today we announce the completion of two important financing transactions that position us well for the foreseeable future. The issuance of the long-term fixed rate notes provides us with a stable source of debt capital for the next five years. In addition, the proceeds from the note issuance allowed us to completely pay down the line of credit which creates significant flexibility to pursue objectives to enhance long-term shareholder value, including potential acquisitions, funding of consumer loans and activities related to the Company’s existing open market authorization to repurchase its common shares.”

About the Company

As of March 31, 2013, Cash America International, Inc. (the “Company”) operated 966 total locations offering specialty financial services to consumers, which included the following:

•	828 lending locations in 22 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”

•	47 pawn lending locations in central and southern Mexico under the name “Cash America casa de empeño” (previously operated under the name “Prenda Fácil”); and

•	91 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 15 states in the United States under the name “Mr. Payroll.”

Additionally, as of March 31, 2013, the Company offered consumer loans over the Internet to customers:

•	in 32 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;

•	in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk;

•	in Australia at http://www.dollarsdirect.com.au; and

•	in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com http://www.enova.com http://www.cashnetusa.com http://www.netcredit.com http://www.cashlandloans.com http://www.quickquid.co.uk	http://www.poundstopocket.co.uk http://www.dollarsdirect.com.au http://www.dollarsdirect.ca http://www.goldpromise.com http://www.mrpayroll.com http://www.primaryinnovations.net

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business or changes in the interpretation or enforcement thereof; the anticipated regulation of providers of consumer financial products and services by the Consumer Financial Protection Bureau; public perception of the Company’s business, including its consumer loan business and its business practices; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; fluctuations, including a sustained decrease, in the price of gold or a deterioration in economic conditions; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; changes in demand for the Company’s services and the continued acceptance of the online distribution channel by the Company’s online loan customers; the Company’s ability to attract and retain qualified executive officers; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; changes in competition; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber attacks or fraudulent activity; compliance with laws and regulations applicable to international operations; the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

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